Exhibit 99.1

BIOCRYST PROVIDES CORPORATE UPDATE AND REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

Research Triangle Park, North Carolina – May 7, 2013 – BioCryst Pharmaceuticals, Inc. (NASDAQ:BCRX) today announced financial results for the first quarter ended March 31, 2013.

“We are pleased that our recent interactions with the FDA have defined a pathway to file a peramivir NDA for regulatory approval in the U.S.,” said Jon P. Stonehouse, President & Chief Executive Officer of BioCryst. “In addition, our Phase 1 clinical trial of BCX4161 in healthy subjects is progressing. We expect to complete this clinical trial and report results this summer. If this trial is successful, we plan to initiate a Phase 2 program in hereditary angioedema patients this year.”

First Quarter Financial Results

For the three months ended March 31, 2013, revenues decreased to $3.6 million from $12.2 million in last year’s quarter. The decrease in 2013 revenue relates primarily to the one-time recognition of $7.8 million of forodesine-related revenue in 2012, and to a lesser extent, a reduction in 2013 revenue associated with decreased intravenous (i.v.) peramivir development activity.

Research and development expenses for the quarter decreased to $7.4 million from $15.5 million in the first quarter 2012, due primarily to lower development expenses associated with the peramivir, ulodesine and BCX5191 programs, as well as $1.9 million of deferred expenses associated with the one-time forodesine revenue recognized in the first quarter 2012.

General and administrative expenses for the quarter decreased to $1.4 million compared to $1.7 million in 2012, due primarily to a December 2012 corporate restructuring that reduced BioCryst’s cost structure and operations.

In the first quarter of both 2013 and 2012, interest expense was $1.2 million and related to the Company’s non-recourse notes payable. In addition, a mark-to-market gain on our foreign currency hedge of $2.0 million and $38,000 was recognized in the first quarter of 2013 and 2012 respectively, resulting from periodic changes in the U.S. dollar/Japanese yen exchange rate.

The net loss for the first quarter of 2013 was $4.5 million, or $0.09 per share, compared to a net loss of $6.1 million, or $0.13 per share, for the first quarter of 2012.

Cash, cash equivalents and investments totaled $28.9 million at March 31, 2013, compared to $37.1 million at December 31, 2012. Net operating cash use for the first quarter of 2013 was $8.9 million, as compared to $12.0 million for the first quarter of 2012.

Clinical Development Update & Outlook

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In April, BioCryst held a Type C meeting regarding i.v. peramivir with the U.S. Food & Drug Administration (FDA). At the meeting, the FDA confirmed that BioCryst’s proposed peramivir New Drug Application (NDA) content supports a reviewable NDA submission for the indication of acute uncomplicated influenza. The Company has scheduled a pre-NDA meeting to reach agreement on a complete NDA submission.

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BioCryst will announce its future plans under the peramivir advanced development contract upon receiving formal guidance from Biomedical Advanced Research and Development Authority (BARDA/HHS) following its recently completed In-Process Review.

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In March, BioCryst initiated a Phase 1 clinical trial with BCX4161 to support its development as a treatment for hereditary angioedema (HAE). The main objectives of the Phase 1 clinical trial are to demonstrate safety, adequate and consistent drug exposure, and pharmacodynamic effects after oral administration. In addition, BioCryst has identified several second generation oral HAE compounds, and plans to select a lead candidate for preclinical development later in 2013.

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BioCryst is continuing its collaboration with the U.S. Army Medical Research Institute of Infectious Diseases (USAMRIID) regarding filoviruses, while seeking additional U.S. Government funding for the further development of BCX4430 as a broad spectrum antiviral medical countermeasure.

Financial Outlook for 2013

Based upon current trends and assumptions, as well as the Company’s restructured operations, BioCryst expects its 2013 net operating cash use to be in the range of $22 to $26 million, and its 2013 operating expenses to be in the range of $25 to $35 million. This outlook is unchanged from the guidance provided in February 2013.

Conference Call and Webcast

BioCryst’s leadership team will host a conference call and webcast on Tuesday, May 7, 2013 at 11:00 a.m. Eastern Time to discuss these financial results and recent corporate developments. To participate in the conference call, please dial 1-877-303-8027 (United States) or 1-760-536-5165 (International). No passcode is needed for the call. The webcast can be accessed by logging onto www.BioCryst.com. Please connect to the website at least 15 minutes prior to the start of the conference call to ensure adequate time for any software download that may be necessary.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals designs, optimizes and develops novel small molecule drugs that block key enzymes involved in infectious and inflammatory diseases, with the goal of addressing unmet medical needs of patients and physicians. BioCryst currently has two late-stage development programs: peramivir, a viral neuraminidase inhibitor for the treatment of influenza, and ulodesine, a purine nucleoside phosphorylase (PNP) inhibitor for the treatment of gout. In addition, BioCryst has several early-stage programs: BCX4161 and a next generation oral inhibitor of plasma kallikrein for hereditary angioedema and BCX4430, a broad spectrum antiviral for hemorrhagic fevers. For more information, please visit the Company’s website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that BioCryst or its licensees may not be able to enroll the required number of subjects in planned clinical trials of its product candidates and that such clinical trials, including the ongoing Phase 1 clinical trial for BCX4161, may not be successfully completed; that the Company or its licensees may not commence as expected additional human clinical trials with product candidates; that the FDA may require additional studies beyond the studies planned for product candidates, including peramivir, or may not provide regulatory clearances which may result in delay of planned clinical trials, or may impose a clinical hold with respect to such product candidate, or withhold market approval for product candidates; that BioCryst may not receive government funding to support the further development of BCX4430; that BARDA/HHS may further condition, reduce or eliminate future funding of the peramivir program; that peramivir may never be approved for any use by the FDA; that ongoing and future preclinical and clinical development may not have positive results; that the Company or its licensees may not be able to continue development of ongoing and future development programs; that such development programs may never result in future product, license or royalty payments being received; that the Company may not be able to retain its current pharmaceutical and biotechnology partners for further development of its product candidates or may not reach favorable agreements with potential pharmaceutical and biotechnology partners for further development of product candidates, including ulodesine; that its actual financial results may not be consistent with its expectations, including that 2013 operating expenses and cash usage may not be within management’s expected ranges. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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BCRXW

CONTACT: Robert Bennett, BioCryst Pharmaceuticals, +1-919-859-7910

BIOCRYST PHARMACEUTICALS, INC.

FINANCIAL SUMMARY

(in thousands, except per share numbers)

Statements of Operations (Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenues:
Royalty revenue	$1,924	$—
Collaborative and other research and development	1,630	12,221

Total revenues	3,554	12,221

Expenses:
Research and development	7,411	15,525
General and administrative	1,382	1,697
Royalty	77	—

Total expenses	8,870	17,222

Loss from operations	(5,316)	(5,001)

Interest and other income	33	71
Interest expense	(1,180)	(1,160)
Gain on foreign currency derivative	1,957	38

Net loss	$(4,506)	$(6,052)

Basic and diluted net loss per common share	$(0.09)	$(0.13)

Weighted average shares outstanding	51,073	47,105

Note: For the three months ended March 31, 2012, $84 has been reclassified to reflect that certain facilities expenses related to our Birmingham facility are now classified as Research & Development expense. Previously, this was classified as General & Administrative expense.

Balance Sheet Data (in thousands)

	March 31, 2013	December 31, 2012
	(Unaudited)	(Note 1)
Cash, cash equivalents and investments	$28,267	$36,750
Restricted cash	616	308
Receivables from collaborations	4,325	4,562
Total assets	46,899	57,439
Non-recourse notes payable	30,000	30,000
Accumulated deficit	(397,107)	(392,601)
Stockholders’ deficit	(2,840)	(454)

Note 1: Derived from audited financial statements.